UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2013

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27488 (Commission File Number)	94-3136539 (I.R.S. Employer Identification No.)

Experimental Station
Route 141 & Henry Clay Road
Building E336
Wilmington, DE	19880
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On November 14, 2013, Incyte Corporation (the “Company”) issued $375.0 million aggregate principal amount of its 0.375% Convertible Senior Notes due 2018 (the “2018 Notes”) and $375.0 million aggregate principal amount of its 1.25% Convertible Senior Notes due 2020 (the “2020 Notes” and, together with the 2018 Notes, the “Notes”) in a private placement (the “Offering”).  The terms of the 2018 Notes are governed by an indenture, dated as of November 14, 2013 (the “2018 Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the 2020 Notes are governed by an indenture, dated as of November 14, 2013 (the “2020 Indenture” and, together with the 2018 Indenture, the “Indentures”), between the Company and the Trustee. A copy of the 2018 Indenture, including the form of the 2018 Notes, is attached hereto as Exhibit 4.1 and is incorporated herein by reference. A copy of the 2020 Indenture, including the form of the 2020 Notes, is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The information contained in Item 2.03 hereof with respect to the Indentures and the Notes is hereby incorporated by reference. The descriptions of the Indentures and the Notes in this report are summaries and are qualified in their entirety by the terms of the Indentures and the Notes, respectively.

The Company entered into a letter agreement, dated November 7, 2013 (the “Letter Agreement”), with certain entities (the “Baker Entities”) affiliated with Julian C. Baker, a director of the Company, with respect to the $250.0 million aggregate principal amount of the 2018 Notes and the $250.0 million aggregate principal amount of the 2020 Notes that the Baker Entities agreed to purchase from the initial purchasers in the Offering (the “Baker Notes”).  Pursuant to the Letter Agreement, the Company has agreed, if requested, to file and cause to become effective no earlier than six months following the closing of the Offering a shelf registration statement with respect to the resale of the Baker Notes and any shares of Company’s common stock, $.001 par value per share (“Common Stock”) issuable upon the conversion of the Baker Notes.  Also, pursuant to the Letter Agreement, the Company and the Baker Entities agreed that any Baker Notes will not be convertible to the extent that the Baker Entities, including any affiliate of the Baker Entities or other persons that may be deemed to form a “group” with the Baker Entities within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the “Baker Group”), would beneficially own, for the purposes of Section 13(d) of the Securities Exchange Act of 1934, in excess of 19.999% of the outstanding shares of Common Stock after conversion. In addition, the Company and the Baker Entities agreed that, for any such period of time that the Baker Group beneficially owns less than 10% of the outstanding shares of Common Stock, any Baker Notes will not be convertible to the extent that the Baker Group would beneficially own in excess of 9.999% of the outstanding shares of Common Stock after conversion and that, for any such period of time that the Baker Group beneficially owns less than 5% of the outstanding shares of Common Stock, any Baker Notes will not be convertible to the extent that the Baker Group would beneficially own in excess of 4.999% of the outstanding shares of Common Stock after conversion.  A copy of the Letter Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The description of the Letter Agreement in this report is a summary and is qualified in its entirety by the terms of the Letter Agreement.

The Company entered into two letter agreements, one dated November 7, 2013 and the other dated November 8, 2013, with the Baker Entities (the “Baker Repurchase Agreements”), pursuant to which the Company agreed to repurchase a portion of the Company’s 4.75% Convertible Senior Notes due 2015 (the “2015 Notes”) held by the Baker Entities, representing approximately $117.3 million aggregate principal amount of 2015 Notes, for an aggregate consideration, including accrued interest, of approximately $500.0 million.  Copies of the Baker Repurchase Agreements are attached hereto as Exhibits 10.2 and 10.3 and are incorporated herein by reference.  The description of the Baker Repurchase Agreements in this report is a summary and is qualified in its entirety by the terms of the Baker Repurchase Agreements.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 14, 2013, the Company issued $375.0 million aggregate principal amount of the 2018 Notes and $375.0 million aggregate principal amount of the 2020 Notes.  The 2018 Notes will bear interest at a rate of 0.375% per annum and the 2020 Notes will bear interest at a rate of 1.25% per annum, in each case payable semi-annually in arrears in cash on May 15 and November 15 of each year, beginning on May 15, 2014. The 2018 Notes will mature on November 15, 2018 and the 2020 Notes will mature on November 15, 2020, in each case unless earlier purchased or converted.

The Notes are senior unsecured obligations, ranking equally in right of payment to the Company’s other senior unsecured obligations, including the 2015 Notes, and senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes  The Notes will rank effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and will rank structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

Prior to May 14, 2014, holders may not convert their Notes except in connection with a make-whole fundamental change, as defined in the Indentures.  Beginning on, and including, May 15, 2014, holders may convert their Notes at their option prior to the close of business on the business day immediately preceding May 15, 2018, in the case of the 2018 Notes, and May 15, 2020, in the case of the 2020 Notes, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2014 (and only during such calendar quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the 2018 Notes or 2020 Notes, as applicable, on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of 2018 Notes or 2020 Notes, as applicable, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate for the 2018 Notes or 2020 Notes, as applicable, on each such trading day; or (3) upon the occurrence of specified corporate events. On or after May 15, 2018, in the case of the 2018 Notes, and May 15, 2020, in the case of the 2020 Notes, until the close of business on the second scheduled trading day immediately preceding the relevant maturity date, holders of the Notes may convert their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election.

The conversion rate for the 2018 Notes will initially be 19.3207 shares of Common Stock per $1,000 principal amount (equivalent to an initial conversion price of approximately $51.76 per share of Common Stock). The conversion rate for the 2020 Notes will initially be 19.3207 shares of Common Stock per $1,000 principal amount (equivalent to an initial conversion price of approximately $51.76 per share of Common Stock). The conversion rate for each series of the Notes will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the relevant maturity date, the Company will increase the conversion rate of the 2018 Notes or 2020 Notes, as applicable, for a holder who elects to convert in connection with such a corporate event in certain circumstances.

The Company may not redeem the Notes prior to the relevant maturity date.

Upon the occurrence of certain fundamental changes, the holders of the Notes may require the Company to purchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, including additional interest, if any, to, but excluding, the fundamental change purchase date.

The following constitute events of default under each of the Indentures that could, subject to certain conditions, cause the unpaid principal of and accrued and unpaid interest on the relevant series of Notes to become due and payable: (1) default in any payment of interest, including additional interest, on any Note of such series when due and payable and the default continues for a period of 30 days; (2) default in the payment of principal on any Note of such series when due and payable at its relevant stated maturity, upon any required purchase, upon declaration of acceleration or otherwise; (3) the Company’s failure to comply with its obligation to convert the Notes in accordance with the relevant Indenture upon exercise of a holder’s conversion right and the failure continues for five days; (4) the Company’s failure to comply with its obligations under the relevant Indenture in the event of certain consolidations, mergers and sale of assets; (5) the Company’s failure to give a fundamental change notice or notice of a specified corporate transaction in each case when due; (6)  the Company’s failure, for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes of such series then outstanding has been received, to comply with any of its other agreements contained in the Notes or the relevant Indenture; (7) default by the Company or any of its subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (x) resulting in such indebtedness becoming or being declared due and payable or (y) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required purchase, upon declaration of acceleration or otherwise, unless such indebtedness is discharged or such acceleration is rescinded or annulled within 10 days of such acceleration (or within 30 days of such acceleration if there are no longer outstanding any of the 2015 Notes); or (8) certain events of bankruptcy, insolvency, or reorganization of the Company, any of its significant subsidiaries (as defined in Regulation S-X under the Securities Exchange Act of 1934) or any group of its subsidiaries that in the aggregate would constitute a “significant subsidiary”. If an event of default occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in aggregate principal amount of the 2018 Notes or 2020 Notes, as the case may be, then outstanding by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, including additional interest, if any, on all the 2018 Notes or the 2020 Notes, as applicable, to be due and payable. However, upon an event of default described in clause (8) above with respect to the Company (and not solely with respect to a significant subsidiary, or group of subsidiaries that in the aggregate would constitute a significant subsidiary, of the Company) 100% of the aggregate principal amount and accrued and unpaid interest, including additional interest, if any, will automatically be due and payable immediately.

Additional information pertaining to the Notes and the Indentures is set forth in Item 1.01 hereof and is incorporated by reference herein.

Item 3.02                                           Unregistered Sales of Equity Securities

On November 14, 2013, the Company sold $750.0 million aggregate principal amount of the Notes to Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Cowen and Company, LLC, Jefferies LLC, JMP Securities LLC and UBS Securities LLC (the “Initial Purchasers”) in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”).  The purchase agreement with the Initial Purchasers also contemplated the resale of the Notes to qualified institutional buyers in reliance on Rule 144A under and Section 4(a)(2) of the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers.

The net proceeds from the offering, after deducting the Initial Purchasers’ discount and the estimated offering expenses payable by the Company, were approximately $729.0 million.  The Notes will be convertible into shares of Common Stock based on an initial conversion rate of 19.3207 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment under certain circumstances.  The information contained in Items 1.01 and 2.03 hereof with respect to the Notes is hereby incorporated by reference.

Item 8.01                                           Other Events.

On November 14, 2013, the Company issued a press release announcing the closing of the Offering and the repurchase of the 2015 Notes from the Baker Entities pursuant to the Baker Repurchase Agreements. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

4.1                               Indenture related to the 0.375% Convertible Senior Notes due 2018, dated as of November 14, 2013, between Incyte Corporation and U.S. Bank National Association, as trustee (including form of 0.375% Convertible Senior Note due 2018).

4.2                               Indenture related to the 1.25% Convertible Senior Notes due 2020, dated as of November 14, 2013, between Incyte Corporation and U.S. Bank National Association, as trustee (including form of 1.25% Convertible Senior Note due 2020).

10.1                        Letter Agreement dated November 7, 2013 among Incyte Corporation and the entities named therein.

10.2                        Letter Agreement dated November 7, 2013 among Incyte Corporation and the entities named therein.

10.3                        Letter Agreement dated November 8, 2013 among Incyte Corporation and the entities named therein.

99.1                        Press release issued by Incyte Corporation, dated November 14, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 14, 2013

INCYTE CORPORATION

By:	/s/ David C. Hastings
David C. Hastings
Executive Vice President and
Chief Financial Officer